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                                                                  EXHIBIT 10.221


                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 10th day of November, 2000, by and between MEGO FINANCIAL CORP., a New York corporation (herein called "Company"), and JEROME J. COHEN (herein called "Employee").

                             BACKGROUND OF AGREEMENT

        The Company and the Employee entered into an Employment Agreement dated as of September 1, 1996, pursuant to which the Employee was engaged by the Company as an executive officer of the Company (the "Original Agreement"). The term of the original agreement was to run from September 1, 1996, through January 31, 2002, and the Company and the Employee wish to extend the term of the Initial Agreement and make certain other modifications thereto, as set forth in this Amended and Restated Employment Agreement (the "Agreement").

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

        1.   EMPLOYMENT

             The Company hereby continues to employ the Employee, and the Employee hereby accepts such continued employment, upon the terms and conditions set forth herein.

        2.   DUTIES

             The Employee shall be an executive officer of the Company, and his duties and powers in such capacity shall be such as may be determined by the Board of Directors of the

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Company; provided that until action by the said Board of Directors, the powers and duties shall be those of President of the Company and its subsidiaries, and such powers and duties shall only be determined so that they are at all times consistent with those of an executive officer. During the term of this Agreement, the Employee shall also serve, without additional compensation, as a Director or Officer of the Company or any of its subsidiaries.

        3.   EXTENT OF SERVICES

             Employee agrees to devote as much time to the Company's business as necessary to fulfill his fiduciary responsibility. During the term of this Agreement, Employee agrees not to be engaged in the operation of any other business requiring any substantial amount of his business time, and except for such time as may be approved in connection with the affairs of such other companies as are approved by the Board of Directors of the Company. However, this provision shall not be deemed to prevent the Employee from investing and managing his assets in such form or manner as will not unreasonably interfere with the services to be rendered by Employee hereunder, or to prevent him from acting as a director, trustee, or officer of, or upon a committee of, any other firm, trust or corporation where such positions do not unreasonably interfere with the services to be rendered by the Employee hereunder.

        4.   COMPENSATION

             4.1 As compensation for all services rendered by Employee to Company and its subsidiaries during the term hereof, Company agrees to pay and Employee agrees to accept the Basic Salary (as hereinafter defined) set forth in
Section 4.2 hereof and the Incentive Bonus (as hereinafter defined) set forth in
Section 4.3 hereof. However, neither the provisions for the



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Basic Salary or the Incentive Bonus nor any other provision of this Agreement shall be deemed to preclude Employee from being eligible to receive, or to participate in or to continue to participate in, any supplemental employee benefits which the Board of Directors of the Company may, from time to time, generally make available to, or provide for, executive and management employees of the Company or of any one or more of its subsidiaries, including such benefit plans as are now in force.

             4.2 The Basic Salary (herein called "Basic Salary") for the term of this Agreement shall be $300,000 per annum payable in agreed monthly installments or otherwise as mutually agreed. Notwithstanding the foregoing, the Employee's Basic Salary may be reduced in accordance with the provisions of
Section 6 below.

             4.3 For each fiscal year of the Company, commencing with fiscal 1997 and ending with fiscal 2004, the Employee shall receive, in addition to the Basic Salary as hereinabove defined, a sum of money (herein called the "Incentive Bonus") in an amount equal to two and one-half percent (2-1/2%) of the Incentive Income of the Company as defined in, and calculated pursuant to, the Executive Incentive Compensation Plan of the Company adopted by the Company's Board of Directors on June 22, 1994, a copy of which is attached hereto as Exhibit "A". Such amount shall be due and payable whether or not the Company's Executive Incentive Compensation Plan shall be in effect for such fiscal year, and shall be paid no later than ninety days after the amount of Incentive Income can be calculated. Notwithstanding the foregoing, the Employee's Incentive Bonus may be reduced or eliminated in accordance with the provisions of Section 6 below.



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        5.   TERM

             5.1 The term of this Agreement, as amended and restated, shall commence as of November 10, 2000, and shall continue until January 31, 2005. The Company may terminate this Agreement for any reason on 60 days prior written notice to the Executive, provided, however, that in the event of, and as a condition to, such termination, the Company shall enter into the Termination Agreement attached as Exhibit "A" and made a part hereof with the Employee to be effective as of the date of such termination.

             5.2 In the event that (i) the company shall effect a reorganization, consolidation with, or merger into, any other corporation, partnership, organization or other entity (each a "Transaction") and the shareholders of the Company immediately prior to the Transaction own less than 50% of the common stock of the surviving entity in substantially the same proportions as their ownership in the Company immediately prior to the Transaction, or (ii) 50% or more of the common stock of the Company is sold to any other party or group of parties, or (iii) the Company sells all or substantially all of its assets, then the Company and the Employee, and the successor or purchasing entity, shall enter into the Termination Agreement attached as Exhibit A hereto and made a part hereof, and this Employment Agreement shall be terminated.

        6.   DISABILITY

             In the event that, while this Agreement is in force, Employee shall become disabled for any reason whatsoever so as to prevent him from performing his duties hereunder, and such disability shall continue for any consecutive period of six months or more, Company



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shall pay and Employee shall accept, from and after the end of such six-month period, (the "Disability Date") for the balance of the remaining term of this Agreement, an annual income benefit equal to one-half of the Basic Salary which was being received hereunder by Employee at the commencement of such six-month period. During such six-month period, Employee shall be entitled to compensation payable pursuant to Section 4 hereof. In addition, for the fiscal year in which the Disability Date may occur, the Incentive Bonus due and payable to the Employee shall be reduced to an amount calculated by multiplying the amount of the Incentive Bonus which would otherwise be due and payable to the Employee had be not become disabled, by a fraction, the numerator of which is the number of days from the commencement of the fiscal year through the Disability Date and the denominator of which is 365. The Employee shall not be entitled to any Incentive Bonus for a fiscal year commencing after the Disability Date.

        7.   EXPENSES

             The parties recognize that in the course of performing his duties hereunder, Employee will necessarily incur expenses in connection with his duties. Company agrees to reimburse Employee upon presentation of vouchers for reasonable expenses incurred by Employee in performance of his duties hereunder. Moreover, while this Agreement shall be in force, Company shall provide Employee with appropriate offices, in Las Vegas, Nevada, secretarial help, administrative staff and automobile and other transportation facilities in Las Vegas.



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        8.   VACATION

             For and during each year of employment, Employee shall be entitled to reasonable vacation periods consistent with his position with the Company.

        9.   MEDICAL EXPENSES

             In addition to any other benefits which may be due to Employee, Company shall, to the extent that any medical insurance program established by Company, the premiums for which are to be paid by the Company, shall be insufficient to meet any medical expenses of Employee incurred from and after September 1, 1996, and prior to January 31, 2005, expend and pay over or reimburse to Employee the full amount by which such medical expenses shall exceed the benefits provided by such Insurance.

        10.  SITUS

             This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        11.  ENTIRE AGREEMENT

             This Agreement constitutes the full and complete understanding and agreement of the parties and, effective as of November 10, 2000, supersedes all prior understandings and agreements between Employee and the Company or any of its subsidiaries concerning the subject matter of this Agreement, and may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.



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        12.  BINDING EFFECT

             This Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, administrators and assigns.

        13.  SEVERABILITY

             In the event that it shall be determined, to the mutual satisfaction of the parties hereto, or by a final order of a court of competent jurisdiction, that any term or provision herein set forth is prohibited by, or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                 MEGO FINANCIAL CORP.



-----------------------------------     -----------------------------------
Jon A. Joseph                              Robert Nederlander
Secretary                                  Chairman of the Board &
                                           Chief Executive Officer

                                           --------------------------------
                                           Jerome J. Cohen
                                           Employee


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                              TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into
effective as of [        ], [         ], by and among MEGO FINANCIAL CORP., A
New York corporation ("Mego"), [              ], a [            ] corporation,
[as successor to][as the purchaser of more than 50% of the common stock of] Mego (collectively referred to herein as the "Company") and JEROME J. COHEN ("Cohen"). This Agreement is intended to replace that certain Amended and Restated Employment Agreement, dated as of November 10, 2000, by and between Mego and the Consultant (the "Employment Agreement"). Accordingly, effective as of the Commencement Date hereof as that term is hereafter defined, the Employment Agreement shall be terminated and declared null and void.

                                   RECITATIONS

        A. The Company recognizes that Cohen has performed substantial services for Mego which have contributed to the growth of Mego.

        B. The Company and Cohen now each desire to terminate their existing business relationship on the terms and conditions set forth in this Agreement.

                              OPERATIVE PROVISIONS

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        In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, hereby covenant agree as follows:

                                    ARTICLE I

                              TERMINATION AGREEMENT

        1.1 TERMINATION FEE. In consideration for prior services provided by Cohen to Mego and for the termination of Cohen's Employment Agreement, the Company shall pay a fee to Cohen equal to Seven Hundred Fifty Thousand Dollars ($750,000), payable in thirty six (36) equal consecutive monthly installments of Twenty Thousand Eight Hundred and Thirty-Three Dollars and Thirty-Three cents ($20,833.33) per month, commencing [insert the effective date] (the "Commencement Date"). In the event of Cohen's death prior to the entire distribution of the fee set forth in this Section 1.1, the remaining amounts shall be paid to the beneficiary designated by Cohen, in writing, to the Company, or if no such beneficiary shall be designated, then to Cohen's estate, at such times and in such amounts as if Cohen had not died.

        1.2 OTHER BENEFITS.

             (a) Medical Insurance Coverage. During the period commencing on the Commencement Date and ending on [insert the date that is thirty six months after the


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commencement date] (the "Coverage Period"), Cohen and his Spouse shall continue to be covered under that certain Equitable Life Assurance Society of the United States medical insurance policy, number PPB N 86 803 722 (the "Policy"), and the Company shall pay the premiums thereon that are allocable to the Coverage Period. In addition, the Company shall reimburse Cohen for any medical expenses incurred by Cohen (but not for those medical expenses incurred by his Spouse) during the Coverage Period that are not covered under the Policy including, without limitation, any amounts that are not covered by the reason of the deductible and/or copayment provisions of the Policy. Reimbursements made by the Company to Cohen shall be made on a quarterly basis and the amount of the quarterly reimbursement shall be based upon invoices submitted by Cohen to the Company during such quarter. Notwithstanding anything to the contrary herein, the Company shall not be required to pay any medical expenses incurred by Cohen that are not covered by the Policy by reason of their being in excess of the maximum amount of covered expenses under the Policy.

             (b) Occupancy of Office. During the period beginning on the Commencement Date and ending on the last day of the third calendar month that begins after the Commencement Date (as defined in Section 1.1 hereof) (the "Office Period"), the Company shall continue to lease, and pay the rent and utility costs of, and Cohen shall have the right to continue utilizing, the Company's office space in Miami, Florida (the "Miami Office") where Cohen previously performed services for Mego. In addition, as of the Commencement Date, Cohen shall be entitled to keep any office furniture, furnishings or equipment located in the Miami Office. During the Office Period, Cohen shall organize all records, files and transaction bibles of the Company, and arrange to have those documents packaged and shipped, at the Company's expense, to the Company's offices in Las Vegas, Nevada. Cohen shall be entitled to keep or discard any such documents that the Company does not wish to have shipped as aforesaid.



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                                   ARTICLE II

                             RESTRICTIVE COVENANTS.

        2.1 NON-COMPETITION. For the three (3) year period ending on the third anniversary of the Commencement Date (the "Restricted Period") and provided that the Company is not in breach of any of its obligations under Sections 1.1, 1.2 or 3.4 of this Agreement, Cohen shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the Company's business (for this purpose, the Company's business shall mean any business that engages in time share sales in North America); provided that such provision shall not apply to Cohen's ownership of Common Stock of the Company or the acquisition by Cohen, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Cohen does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

        2.2 NONSOLICITATION OF EMPLOYEES. During the Restricted Period, and provided that the Company is not in breach of any of its obligations under Sections 1.1, 1.2, or 3.4 of this Agreement,


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Cohen shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

        2.3 ACKNOWLEDGMENT BY COHEN. Cohen acknowledges and confirms that (i) the restrictive covenants contained in this Article II are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Article II (including without limitation the length of the term of the provisions of this Article II) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Cohen further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article II will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. Cohen acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article
II. Cohen further acknowledges that the restrictions contained in this Article II are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

        2.4 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Article II is invalid or more restrictive than permitted under the


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governing law of such jurisdiction, then only as to enforcement of this Article
II within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

        2.5 SURVIVAL. The provisions of this Article II shall survive the payment by the Company to Cohen of the Lump Sum Payment pursuant to Article II hereof.

        2.6 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by Cohen of any of the covenants contained in Article II of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, Cohen recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article II of this Agreement by Cohen or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

                                   ARTICLE III

                                  MISCELLANEOUS

        3.1 ENTIRE AGREEMENT: AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This


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Agreement may not be amended or modified in any way except by a written instrument executed by the Company and Cohen.

        3.2 NOTICE. All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

        If to Cohen:                        Jerome J. Cohen

                                            [             ]

                                            [             ]

                                            [             ]


        with copy to:

        If to the Company or a              MEGO FINANCIAL CORP.

        Successor Corporation

                                            Attn:  [             ], President

                                            [                    ]


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                                            Attn:  [             ], President

or to such other person or persons or to such other address or addresses as Cohen and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

        3.3 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit.

        3.4 ASSIGNMENT: SUCCESSORS AND ASSIGNS. Neither Cohen nor the Company may make an assignment of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the Company and Cohen, his heirs, personal representatives, executors, legal representatives, successors and their permitted assigns, if any. In the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, or if more than fifty percent (50%) of its stock shall be sold, transferred or issued to another party


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or parties, the Company shall immediately pay Cohen the balance of the $750,000 fee set forth in Section 1.1 hereof not previously paid by the monthly payments provided for in the said Section 1.1 hereof (such payment being referred to as the "Lump Sum Payment"). Upon payment by the Company of the Lump Sum Payment in accordance with the foregoing sentence of this Section 3.4, then the Coverage Period for the continued payment of health insurance premiums and reimbursement of medical expenses under Section 1.2(a) hereof shall cease for expenses incurred after the date on which the Company has made the Lump Sum Payment to Cohen.

        3.5 WAIVER. The waiver by any party hereto of the other party's prompt and complete performance or breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

        3.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.



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        3.7 DAMAGES. Nothing contained herein shall be construed to prevent the
Company or Cohen from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

        3.8 CONSENT TO JURISDICTION. In the event any controversy or claim arises out of or relates to this Agreement or the breach thereof, the parties hereby consent to the jurisdiction of the Supreme Court of Florida, the Florida District Court of Appeal, and the United States District Court for the District of Florida. Accordingly, with respect to any such court action, Cohen and the Company each (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process; and (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

        3.9 GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

        3.10 SECTION HEADINGS. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.



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        3.11 NO THIRD PARTY BENEFICIARY OTHER THAN COMPANY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      THE COMPANY:


                                      MEGO FINANCIAL CORP., a New York
                                      corporation



                                      ---------------------------------
                                      [                             ], President

                                      [                    ].,a[               ]

                                      corporation




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                                      ---------------------------------
                                      [                             ], President


                                      COHEN:



                                      ----------------------------------
                                      JEROME J. COHEN


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